Exhibit 99.1

NEWS RELEASE

For More Information Contact:
Kevin Berry, Chief Financial Officer
(408) 934-3144
kevinb@cmd.com

California Micro Devices Reports September Quarter Financial Results

MILPITAS, Calif. – Oct. 18, 2007 – California Micro Devices (Nasdaq Global: CAMD) today announced its financial results for the second quarter of fiscal 2008, which ended September 30, 2007. Revenue exceeded guidance slightly at $16.1 million compared to $18.7 million a year ago. On a GAAP basis, diluted EPS exceeded guidance substantially at $0.02 compared to $0.06 a year ago. On a non-GAAP basis, excluding Arques Technology acquisition costs and employee stock-based compensation expenses, and using a cash basis tax rate, EPS also exceeded guidance substantially at $0.05 compared to $0.11 a year ago.

“I’m happy to say that Q2 revenue exceeded our guidance primarily as a result of increased demand for our handset protection products,” said Robert V. Dickinson, president and CEO. “Gross margin and both GAAP and non-GAAP earnings per share were all well above the high end of our guidance. Bookings reached the highest level in the last four quarters while design wins were down noticeably from recent quarters. We also achieved new highs for both design wins and shipments of our industry leading Praetorian filters in Q2.”

Providing guidance for the December quarter, Dickinson expects revenue to be between $15.0 and $17.5 million and diluted EPS on a GAAP basis to be between a loss of $0.03 and a profit of $0.01.On a non-GAAP basis, excluding Arques Technology acquisition costs and employee stock-based compensation expenses, and using a cash basis tax rate, he anticipates diluted EPS to be between breakeven and a profit of $0.04.

Conference Call and Webcast Today

California Micro Devices will hold a conference call today at 2:00 p.m. Pacific Time to discuss its September quarter results. Within the USA, interested parties may access the call by dialing 800-218-0204. International parties may access by dialing 303-262-2130. No password is necessary. A replay may be accessed at www.cmd.com (Investor Relations Link) from approximately 4:00 p.m. Pacific Time today and continuing for one year.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of application specific analog and mixed signal semiconductor products for the mobile handset, digital consumer electronics and personal computer markets. Key products include protection devices for mobile handsets, digital consumer electronics products such as digital TVs, and personal computers as well as analog and mixed signal ICs for mobile handset displays. Detailed corporate and product information may be accessed at www.cmd.com.

All statements contained in this press release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. Forward-looking statements made in

California Micro Devices Corporation ☐ 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com ☐ Tel: 408.263-3214 ☐ Fax: 408.263-7846

this release include our expected revenues and GAAP and non-GAAP diluted loss or profit per share for the fiscal 2008 third quarter. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog; whether the designed performance of our devices satisfies our customers’ requirements so that they continue to design our devices into their products; whether our devices perform to their design specification; whether we incur unexpected operating expenses; there not being any unanticipated price reductions for our devices whether due to competitor inroads or otherwise; and there being no interruption in the supply of quality product from our contract manufacturers, contract assemblers and test houses as well as the risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains non-GAAP financial measures which, among other items, exclude the effects of employee share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”). The non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of all forms of employee share-based compensation and the effects of 123R upon the number of diluted shares used in calculating non-GAAP earnings per share. The non-GAAP financial measures also exclude Arques Technology acquisition related costs, including amortization of acquisition-related intangibles and, during the first quarter of fiscal 2007, one-time charges for acquired in-process research and development. . In addition, these non-GAAP measures utilize a tax rate that is based upon the income taxes the company expects to actually pay relating to this quarter’s activities and results. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information concerning the non-GAAP financial measures, please see the Form 8-K dated October 18, 2007 which the company filed with the Securities and Exchange Commission on October 18, 2007.

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California Micro Devices Corporation ☐ 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com ☐ Tel: 408.263-3214 ☐ Fax: 408.263-7846

California Micro Devices Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	September 30, 2007	March 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$2,025	$1,908
Short-term investments	47,400	47,116
Accounts receivable, net	8,851	7,514
Inventories	4,510	5,172
Deferred tax assets	2,269	2,201
Prepaid expenses and other current assets	870	882

Total current assets	65,925	64,793
Property, plant and equipment, net	5,786	4,840
Goodwill	5,258	5,258
Intangible assets, net	349	432
Other long-term assets	90	560

TOTAL ASSETS	$77,408	$75,883

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,011	$4,654
Accrued liabilities	2,161	3,269
Deferred margin on shipments to distributors	2,046	1,479
Current maturities of capital lease obligations	132	132

Total current liabilities	10,350	9,534
Other long-term liabilities	265	303

Total liabilities	10,615	9,837

Shareholders' equity:
Common stock and additional paid-in capital—$0.001 par value; 50,000,000 shares authorized; shares issued and outstanding: 23,205,110 and 23,151,103 as of September 30, 2007 and March 31, 2007, respectively	116,314	114,923
Accumulated other comprehensive loss	4	—
Accumulated deficit	(49,525)	(48,877)

Total shareholders' equity	66,793	66,046

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$77,408	$75,883

California Micro Devices Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a GAAP basis)

	Three Months Ended September 30,		Six Months Ended September 30,
	2007	2006	2007	2006
Net sales	$16,122	$18,733	$29,245	$34,805
Cost of sales	10,853	11,228	19,890	21,217

Gross Margin	5,269	7,505	9,355	13,588
Cost and expenses:
Research and development	1,573	2,171	3,410	4,226
Selling, general and administrative	3,721	4,067	7,638	8,261
In-process research and development	—	—	—	2,210
Amortization of intangible assets	41	42	82	76

Total costs and expenses	5,335	6,280	11,130	14,773

Operating income (loss)	(66)	1,225	(1,775)	(1,185)
Other income, net	642	617	1,283	1,156

Income (loss) before income taxes	576	1,842	(492)	(29)
Income taxes	19	465	7	669

Net income (loss)	$557	$1,377	$(499)	$(698)

Net income (loss) per share–basic	$0.02	$0.06	$(0.02)	$(0.03)

Weighted average common shares outstanding–basic	23,202	23,006	23,191	22,953

Net income (loss) per share–diluted	$0.02	$0.06	$(0.02)	$(0.03)

Weighted average common shares and share equivalents outstanding–diluted	23,234	23,080	23,191	22,953

Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$557	$1,377	$(499)	$(698)

Reconciling items:
In-process research and development	—	—	—	2,210
Amortization of intangible assets	41	42	82	76
Stock-based compensation expense under SFAS 123(R), net of tax	513	732	1,161	1,576
Difference between effective tax rate and cash basis tax rate	(15)	387	(16)	554

Non-GAAP net income	$1,096	$2,538	$728	$3,718

Non-GAAP:
Net income per share–basic	$0.05	$0.11	$0.03	$0.16

Net income per share–diluted	$0.05	$0.11	$0.03	$0.16

Shares used in calculation of non-GAAP:
Weighted average common shares outstanding–basic	23,202	23,006	23,191	22,953

Weighted average common shares and share equivalents outstanding–diluted	23,291	23,083	23,325	23,116

California Micro Devices Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a non-GAAP basis)

	Three Months Ended September 30,		Six Months Ended September 30,
	2007	2006	2007	2006
Net sales	$16,122	$18,733	$29,245	$34,805
Cost of sales	10,768	11,125	19,711	20,983

Gross Margin	5,354	7,608	9,534	13,822
Cost and expenses:
Research and development	1,445	2,011	3,113	3,878
Selling, general and administrative	3,421	3,598	6,953	7,267

Total costs and expenses	4,866	5,609	10,066	11,145

Operating income	488	1,999	(532)	2,677
Other income, net	642	617	1,283	1,156

Income before income taxes	1,130	2,616	751	3,833
Income taxes	34	78	23	115

Net income	$1,096	$2,538	$728	$3,718

Net income per share–basic	$0.05	$0.11	$0.03	$0.16

Weighted average common shares outstanding–basic	23,202	23,006	23,191	22,953

Net income per share–diluted	$0.05	$0.11	$0.03	$0.16

Weighted average common shares and share equivalents outstanding–diluted	23,291	23,083	23,325	23,116

See accompanying reconciliation of GAAP measures to non-GAAP measures.

California Micro Devices Corporation

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2007	2006	2007	2006
Net income (loss) per share:
Basic:
GAAP net income (loss) per share	$0.02	$0.06	$(0.02)	$(0.03)
Reconciling items:
In-process research and development	—	—	—	0.10
Amortization of intangible assets	—	—	—	—
Stock-based compensation expense under SFAS 123(R), net of tax	0.03	0.03	0.05	0.07
Difference between effective tax rate and cash basis tax rate	—	0.02	—	0.02

Non-GAAP net income per share	$0.05	$0.11	$0.03	$0.16

Diluted:
GAAP net income (loss) per share	$0.02	$0.06	$(0.02)	$(0.03)
Reconciling items:
In-process research and development	—	—	—	0.10
Amortization of intangible assets	—	—	—	—
Stock-based compensation expense under SFAS 123(R), net of tax	0.03	0.03	0.05	0.07
Difference between effective tax rate and cash basis tax rate	—	0.02	—	0.02

Non-GAAP net income per share	$0.05	$0.11	$0.03	$0.16